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                               POWER OF ATTORNEY

  We, the undersigned directors and officers of WEST TELESERVICES CORPORATION, a Delaware corporation (the "Company"), do hereby constitute and appoint Troy
L. Eaden, Thomas B. Barker and Michael A. Micek, or any of them, our true and lawful attorneys and agents with full power of substitution to sign the Company's Annual Report under Form 10-K for the year ended December 31, 1996 (the "Form 10-K") to be filed with the Securities and Exchange Commission, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Form 10-K, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments thereto; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this power of attorney.

  This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute a single instrument.

  Executed below by the following persons in the capacities and on the dates indicated:

                NAME                           TITLE                 DATE

          /s/ Gary L. West             Chairman of the          March 31, 1997
-------------------------------------   Board and Director
            GARY L. WEST

          /s/ Mary E. West             Vice Chair of the        March 31, 1997
-------------------------------------   Board and Director
            MARY E. WEST

          /s/ Troy L. Eaden            Chief Executive          March 31, 1997
-------------------------------------   Officer and
            TROY L. EADEN               Director (Principal
                                        Executive Officer)

        /s/ Thomas B. Barker           President and Chief      March 31, 1997
-------------------------------------   Operating Officer
          THOMAS B. BARKER              and Director

        /s/ Michael A. Micek           Chief Financial          March 31, 1997
-------------------------------------   Officer (Principal
          MICHAEL A. MICEK              Financial and
                                        Accounting Officer)

        /s/ William E. Fisher          Director                 March 31, 1997
-------------------------------------
          WILLIAM E. FISHER